FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT is entered into and dated as of August 14, 2018 (this “Agreement”) with respect to that certain Multidraw Term Loan Agreement dated as of October 17, 2016, among PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), PetroQuest Energy, Inc., a Delaware corporation (the “Parent”), each of the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).
A.Reference is made to that certain (i) Indenture, dated as of February 17, 2016, among the Parent, the other Loan Parties and Wilmington Trust, National Association, as trustee and collateral trustee, which governs the Parent’s 10% Second Lien Secured Senior Notes due 2021 (the “2021 Notes”) issued pursuant thereto (as amended, the “Senior Secured Indenture”), and (ii) Indenture, dated as of September 27, 2016, among the Parent, the other Loan Parties and Wilmington Trust, National Association, as trustee and collateral trustee, which governs the Parent’s 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes”; together with the 2021 Notes, the “Notes”) issued pursuant thereto (as amended, the “Exchange Notes Indenture”; together with the Senior Secured Indenture, each an “Indenture” and collectively, the “Indentures”).
B.    The Parent has informed the Administrative Agent and the Lenders that the Parent has elected not to make the semi-annual interest payments totaling approximately $14.2 million due on August 15, 2018 under the Indentures with respect to the Notes.
C.    In accordance with Section 6.2 of the Credit Agreement, the Borrower has notified, and hereby gives notice to, the Administrative Agent and the Lenders that the following Defaults and Events of Default (each a “Specified Default” and collectively, the “Specified Defaults”) may or will occur as of August 15, 2018 due to such non-payment of interest, and additional Events of Default may or will subsequently occur solely in respect of such Defaults with the passage of time, as set forth below:
(i)     an Event of Default under Section 8.1(H) of the Credit Agreement will occur on August 15, 2018 solely as a result of the non-payment by the Parent, the Borrower or any Subsidiary of interest under the Indentures with respect to the Notes when due and payable, in respect solely of interest payable on August 15, 2018;

(ii)     a Default in respect of Section 8.1(G) of the Credit Agreement will occur on August 15, 2018 solely as a result of the non-payment by the Parent, the Borrower or any Subsidiary of interest under the Indentures with respect to the Notes when due and payable, in respect solely of interest payable on August 15, 2018, which Default will become an Event of Default under Section 8.1(G) of the Credit Agreement if not otherwise cured or waived within thirty (30) days thereafter; and

(iii)     a Default in respect of Section 8.1(F) of the Credit Agreement regarding Section 6.4 of the Credit Agreement will occur on August 15, 2018 solely as a result of the non-payment by the Parent, the Borrower or any Subsidiary of interest under the Indentures with respect to the Notes when due and payable, in respect solely of interest payable on August 15, 2018, which Default will become an Event of Default under Section 8.1(F) of the Credit Agreement if not otherwise cured or waived within thirty (30) days thereafter.

D.    As a result of one or more of the Specified Defaults, the Administrative Agent and the Lenders have the right to exercise certain rights and remedies under the Credit Agreement and the other Loan Documents.
E.    The Borrower has requested that the Administrative Agent and the Lenders agree to forbear from exercising their rights and remedies arising from the Specified Defaults (and only to the extent arising solely from the Specified Defaults) during the period (the “Forbearance Period”) from the Forbearance Agreement Effective Date (as defined below) until the earlier to occur of (i) 11:59 p.m. ET on September 14, 2018 or (ii) the occurrence of any Forbearance Default (as defined below) (such earlier date, the “Forbearance Termination Date”).
F.    The Administrative Agent and the Lenders are willing to forbear from exercising their rights and remedies arising from the Specified Defaults (and only to the extent arising solely from the Specified Defaults) until the Forbearance Termination Date on the terms and subject to the conditions set forth herein.
G.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.     Forbearance.
(a)     Loan Documents. Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Lenders hereby agree, until the Forbearance Termination Date, to forbear from the exercise of any and all rights and remedies otherwise available under the Credit Agreement and the other Loan Documents and/or applicable law on account of one or more of the Specified Defaults (but only to the extent arising solely from the Specified Defaults), including, without limitation, any enforcement action against any collateral and/or acceleration of the Obligations of the Parent, the Borrower and the Guarantor; provided, that the Administrative Agent and the Lenders shall be free to exercise any or all of their respective rights and remedies arising on account of the Specified Defaults (or any other Event of Default that may occur and then be continuing) at any time on or after the Forbearance Termination Date; and further provided that during the Forbearance Period, interest on all outstanding Obligations, including the unpaid principal amount of the

Term Loans, shall continue to accrue at the Applicable Rate plus (i) interest at the rate provided for under Section 3.1(B) of the Loan Agreement and (ii) to the extent applicable, any additional interest, penalties, fines or other payments required by any of the Loan Documents or Applicable Law.
(b)     Specified Defaults. It is understood and agreed by the Parent, the Borrower and TDC Energy LLC, a Louisiana limited liability company (“Guarantor”), that, notwithstanding Section 1(a) above, the Specified Defaults constitute one or more Defaults and Events of Default for all purposes of the Loan Documents.
(c)     Modifications to Forbearance.
(i) Any agreement by the Administrative Agent and the Lenders to extend the Forbearance Period, if any, or to waive the occurrence of the Forbearance Termination Date, in each case with respect to the Loan Documents, must be set forth in writing and signed by the Administrative Agent and the Lenders.
(ii) Each of the Parent, the Borrower, and the Guarantor acknowledges and agrees that neither the Administrative Agent nor the Lenders have made any assurances concerning any possibility of an extension of the Forbearance Period or waiver of any occurrence of the Forbearance Termination Date.
(d)     Tolling of Statute of Limitations. Each of the Parent, the Borrower, and the Guarantor acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Administrative Agent or the Lenders may be entitled to take or bring in order to enforce their rights and remedies against the Parent, the Borrower or the Guarantor (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.
(e)     Notices. The Company hereby agrees to notify the Administrative Agent and the Lenders reasonably promptly in writing of (a) any failure by any of the Parent, the Borrower or the Guarantor to comply with their obligations set forth in this Agreement or (b) the receipt by any of the Parent, the Borrower or the Guarantor of any material complaint or demand by any person against any of the Parent, the Borrower or the Guarantor.
(f)     Forbearance Fee. The Company shall pay to the Lenders, for their account, a fee of $100,000 (the “Forbearance Fee”).
SECTION 2.     Forbearance Default. Nothing set forth herein or contemplated hereby (a) is intended to or shall be construed as a waiver of or acquiescence to any Specified Default, which shall continue in existence subject only to the terms of the forbearance expressly provided for in Section 1(a) hereof, or (b) shall constitute an agreement by the Administrative Agent and the Lenders to forbear the exercise of any of the rights and remedies available to the Administrative Agent and the Lenders under the Credit Agreement or the other Loan Documents, as the case may be, and/or applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon and after the occurrence of a Forbearance Default. For purposes hereof, the term “Forbearance Default” shall mean the occurrence of any or all of the following: (i) any Event of Default under the Credit Agreement other than the Specified Defaults, (ii) a breach by any of the Parent, the Borrower or the Guarantor of any term of this Agreement, or (iii) any breach or inaccuracy of any representation or warranty made by any of the Parent, the Borrower or the Guarantor in Section 3 hereof.
SECTION 3.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of the Parent, the Borrower and the Guarantor represents and warrants to the Administrative Agent and the Lenders that, as of the Forbearance Agreement Effective Date:
(a)         This Agreement has been duly authorized, executed and delivered by each of the Parent, the Borrower and the Guarantor, and constitutes a legal, valid and binding obligation of such Person in accordance with its terms.
(b)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Agreement by the Parent, the Borrower, or the Guarantor.
(c)         The aggregate outstanding principal amount of Term Loans is $32,500,000 and the accrued and unpaid interest on the Term Loans through and including August 14, 2018 is $795,833.
(d)         Other than as they relate to the Specified Defaults, Section 5.4(B) or Section 5.22 of the Credit Agreement, the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct on and as of the Forbearance Agreement Effective Date, except for any such representation that by its terms is made only as of an earlier date, which representation remains true and correct in all material respects as of such earlier date.
(e)         Other than the Specified Defaults, no Default or Event of Default has occurred and is continuing.
(f)          None of the Parent, the Borrower or the Guarantor has any defense to payment, counterclaims or rights of setoff with respect to any Term Loans or any other Debt.
(g)      As of the Forbearance Agreement Effective Date, none of the Parent, the Borrower or the Guarantor has any outstanding Swap Agreements.
SECTION 4.     Effectiveness. This Agreement shall become effective as of the date set forth above on the date (the “Forbearance Agreement Effective Date”) on which each of the following conditions have been satisfied:
(a)         the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of Parent, the Borrower, the Guarantor, the Administrative Agent and the Lenders;

(b)         other than as they relate to the Specified Defaults, all representations and warranties of the Parent, the Borrower and the Guarantor contained herein shall be true and correct as of the Forbearance Agreement Effective Date; and
(c)         The Borrower shall have paid (i) any and all fees and expenses payable to the Administrative Agent pursuant to or in connection with this Agreement, (ii) $20,000 towards the fees and expenses of the Lenders pursuant to or in connection with this Agreement, and (iii) the Forbearance Fee.
SECTION 5.     Effect of Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise (a) affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document or (b) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements of the Parent, the Borrower or the Guarantor contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall entitle, or be deemed to entitle, any of the Parent, the Borrower or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement, as specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6.     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or via .pdf shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 7.     NO ORAL AGREEMENT.    THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 8.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.     Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 10.     RELEASE. EACH OF THE PARENT AND ITS SUBSIDIARIES (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS (COLLECTIVELY, THE “CREDIT PARTIES”), ANY OF ANY CREDIT PARTY’S AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE CREDIT PARTIES. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT, EACH OF THE PARENT AND ITS SUBSIDIARIES HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH THE PARENT OR ANY SUBSIDIARY NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY THE PARENT OR ANY SUBSIDIARY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE PARENT OR ANY SUBSIDIARY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.

SECTION 11.     Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent and Lenders for all of their respective out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent and Lenders.
SECTION 12.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 13.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 14.     Direction. The Lender executing this Agreement hereby directs the Administrative Agent to execute and deliver this Agreement and to perform its obligations hereunder. The Lender represents that it is the sole Lender under the Credit Agreement and is not a Defaulting Lender.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.
BORROWER:    PETROQUEST ENERGY, L.L.C.
/s/     J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:    PETROQUEST ENERGY, INC.
/s/     J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:    TDC ENERGY LLC
/s/     J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL     ASSOCIATION, as Administrative Agent

By:_/s/ Jason Prisco________________
Name: Jason Prisco
Title: AVP

LENDERS:    SOUTHPAW CREDIT OPPORTUNITY     MASTER FUND LP

By: Southpaw GP LLC, its general partner

By:_/s/ Kevin Wyman _______________
Name: Kevin Wyman
Title: Managing Member